UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2005
Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2006 Fiscal Year Bonus Program
On December 29, 2005, the Compensation Committee of the Board of Directors of Ameritrade Holding Corporation (“Ameritrade”) approved the performance metrics and target incentives for eligible participants under the Ameritrade Holding Corporation 2002 Management Incentive Plan (the “MIP”). The MIP is a stockholder approved bonus plan that is intended to be qualified under Section 162(m) of the Internal Revenue Code in order to maximize tax deductibility for Ameritrade, while providing strong incentive for goal achievement at the highest levels of the organization. Each fiscal year the Compensation Committee establishes the performance goals that must be achieved for awards under the MIP and establishes target incentive levels for eligible participants.
For fiscal year 2006, the Compensation Committee determined that the performance criteria will be based on Ameritrade’s earnings per share (“EPS”). Eligible participants include the executive officers of Ameritrade. Certain executives of TD Waterhouse Group, Inc. (“TDW”) expected to become executives of TD Ameritrade upon completion of Ameritrade’s acquisition of TDW will also be participants under the MIP if the acquisition is completed. The Compensation Committee established two formulas with respect to components of each participant’s bonus award, subject to the Compensation Committee’s authority to award a lesser amount.
The first component of the bonus payment under the MIP is based on the participant’s base salary for fiscal year 2006. Base salary is multiplied by a bonus opportunity percentage, which varies depending on the participant, multiplied by two multiplied by a percentage metric measuring Ameritrade’s actual financial performance based upon EPS. The bonus opportunity percentage under the MIP for certain of the executive officers ranges from 75% to 200% of base salary (depending on the executive’s position) if the TDW transaction is completed, and from 60% to 104.2% if the TDW transaction is not completed.
The second component of the bonus payment under the MIP is a discretionary bonus payment from a bonus pool (the “Discretionary Component”), which will only be paid if the target EPS for fiscal year 2006 is met. The bonus pool is $5 million if the TDW transaction is completed and $2 million if the TDW transaction is not completed. With respect to the Discretionary Component, each participant may not receive any bonus payments in excess of such participant’s base salary multiplied by his or her bonus opportunity percentage multiplied by 1.5.
A portion of the bonus payment under the MIP for certain participants will be paid in cash and the remaining portion will be paid in the form of an equity award granted under the Ameritrade 1996 Long Term Incentive Plan, based on the value of Ameritrade common stock at the time of grant, if the TDW transaction is completed. If the TDW transaction is not completed, the bonus payments will be paid entirely in cash.
No executive officer may receive aggregate bonus payments for fiscal year 2006 in excess of $5 million.
New base salary and other compensation terms for the executives, including the executives of TDW who are expected to become executives of TD Ameritrade upon completion of Ameritrade’s acquisition of TDW, are currently under consideration by Ameritrade’s Compensation Committee as described in Ameritrade’s definitive proxy statement relating to the TDW transaction described below.

As a result of the higher bonus target percentages associated with the acquisition of TDW, Ameritrade’s executive officers have interests in the acquisition of TDW that are different from, or in addition to, the interests of other Ameritrade stockholders. Ameritrade stockholders should consider these interests when considering Ameritrade’s board of directors’ recommendation to vote in favor of the proposals (and sub-proposals) presented in Ameritrade’s definitive proxy statement relating to the TDW transaction. Additional information regarding the special interests of Ameritrade’s executive officers in the proposed transaction with TDW is included in the definitive proxy statement of Ameritrade.
Amendment to Ameritrade Holding Corporation Executive Deferred Compensation Program
On December 28, 2005, the Compensation Committee of the Board of Directors of Ameritrade approved an amendment to the Ameritrade Holding Corporation Executive Deferred Compensation Program (the “EDCP”). The EDCP provides executive officers and other eligible highly compensated employees with the opportunity to enter into agreements to defer up to one hundred percent (100%) of performance based incentive compensation otherwise owed to the participant to a future date selected by the participant. The deferred amounts are awarded in the form of performance stock units which are settled, at the date selected by the participant, in shares of Ameritrade common stock, which are issued out of the Ameritrade 1996 Long-Term Incentive Plan.
The EDCP was amended to permit a participant to enter into a deferral election no later than the date at least six months prior to the last day of Ameritrade’s fiscal year. This new deadline for performance based compensation deferral elections was authorized by the IRS pursuant to new rules adopted under Section 409A of the Internal Revenue Code. The EDCP was also amended to provide with respect to the distribution and/or settlement of the performance stock units reflecting such participant’s deferrals made on and after December 14, 2005, that the associated tax withholding obligation of the participant would be satisfied by the mandatory surrender of shares of Ameritrade common stock equal to the associated tax withholding obligation and with respect to the distribution and/or settlement of the performance stock units reflecting such participant’s deferrals made before December 14, 2005, that the associated tax withholding obligation of the participant would be satisfied by the optional surrender of shares of Ameritrade common stock equal to the associated tax withholding obligation.
The preceding summary description of the EDCP, as amended, is qualified in its entirety by reference to the terms of the EDCP, which is attached as Exhibit 10.1 to this report.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Ameritrade Holding Corporation Executive Deferred Compensation Program
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a definitive proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) with a filing date of December 5, 2005. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRADE HOLDING CORPORATION
Date: December 30, 2005	By:	/s/ John R. MacDonald
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Exhibit Index

Exhibit No.	Description

10.1	Ameritrade Holding Corporation Executive Deferred Compensation Program